October 8, 1996



Lycos, Inc.
293 Boston Post Road West
Marlborough, Massachusetts  01752

Gentlemen:

        We are general counsel to Lycos, Inc., a Delaware corporation (the "Company"), and as such counsel we are familiar with the corporate proceedings taken in connection with the adoption of the Company's 1995 Stock Option Plan, 1996 Stock Option Plan, 1996 Non- Employee Director Stock Option Plan and 1996 Employee Stock Purchase Plan (collectively the "Plans"). We are also familiar with the registration statement to which a copy of this opinion will be attached as an exhibit.

        As such counsel, we have examined the corporate records of the Company, including the Restated Certificate of Incorporation, Amended and Restated By-laws, stock records, minutes of meetings of its Board of Directors and stockholders and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

        Based   upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

        1. The Company is duly organized and validly existing under the laws of the State of Delaware;

        2. The Company has authorized the issuance of 40,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share.

        3. The outstanding common stock of the Company has been duly authorized, constitutes validly issued, fully paid and non-assessable shares of capital stock of the Company and no personal liability attaches to any of the shares; and
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Lycos, Inc.
October 8, 1996
Page 2

        4. The shares of common stock issuable pursuant to the Plans, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable shares of capital stock of the Company to which no personal liability will attach.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.


                                          Very truly yours,

                                         /s/ Hutchins, Wheeler & Dittmar

                                        HUTCHINS, WHEELER & DITTMAR
                                        A Professional Corporation
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